Action No. 9001-03466

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                              IN THE COURT OF QUEEN'S BENCH OF ALBERTA
                                    JUDICIAL DISTRICT OF CALGARY

                     -----------------------------------------------------------

                     BETWEEN:
                                   CANADA SOUTHERN PETROLEUM LTD.
                                 MAGELLAN PETROLEUM CORPORATION and
                                    PANTEPEC INTERNATIONAL, INC.
                                                                      Plaintiffs

                                              - and -

                     AMOCO CANADA PETROLEUM COMPANY LTD., AMOCO PRODUCTION COMPANY, AMOCO CANADA RESOURCES LTD. (formerly DOME PETROLEUM LIMITED), ANDERSON OIL AND GAS INC. (formerly COLUMBIA GAS DEVELOPMENT OF CANADA LTD.), MOBIL OIL CANADA LTD., IMPERIAL OIL RESOURCES LIMITED (formerly ESSO RESOURCES CANADA LIMITED), MOBIL RESOURCES LTD. and MOBIL OIL CANADA PROPERTIES
                                                                      Defendants

                                              - and -

                     ANDERSON OIL AND GAS INC. (formerly COLUMBIA GAS DEVELOPMENT OF CANADA LTD.), MOBIL RESOURCES LTD. (formerly CANADIAN SUPERIOR OIL LTD.), IMPERIAL OIL RESOURCES LIMITED (formerly ESSO RESOURCES CANADA LIMITED), MOBIL OIL CANADA LTD., ALLIED-SIGNAL INC., HOME OIL COMPANY LIMITED, KERN COUNTY LAND COMPANY and MOBIL OIL CANADA PROPERTIES
                                                                   Third Parties
                                              - and -

                       IMPERIAL OIL LIMITED and ESSO RESOURCES CANADA LIMITED
                                (now IMPERIAL OIL RESOURCES LIMITED)
                                                                  Fourth Parties
                     AND BETWEEN:

                               COLUMBIA GAS DEVELOPMENT OF CANADA LTD.
                                   (now ANDERSON OIL AND GAS INC.)

                                                       Plaintiff by Counterclaim

                                              - and -

                     CANADA SOUTHERN PETROLEUM LTD., AMOCO CANADA RESOURCES LTD., AMOCO CANADA PETROLEUM COMPANY LTD., CANADIAN SUPERIOR OIL LTD. (now MOBIL RESOURCES LTD.), MOBIL OIL CANADA LTD., IMPERIAL OIL LIMITED and ESSO RESOURCES CANADA LIMITED (now IMPERIAL OIL RESOURCES LIMITED)

                                                      Defendants by Counterclaim

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                     AMENDED STATEMENT  OF DEFENCE  OF ANDERSON OIL AND GAS INC.
                     (formerly  COLUMBIA  GAS  DEVELOPMENT  OF  CANADA  LTD.) TO
                     AMENDED   THIRD   PARTY   NOTICE   FILED  BY  AMOCO  CANADA
                     PETROLEUM  COMPANY  LTD.,   AMOCO  PRODUCTION  COMPANY  AND
                     AMOCO  CANADA  RESOURCES  LTD.   (formerly  DOME  PETROLEUM
                     LIMITED)

                     -----------------------------------------------------------

                                          McCarthy Tetrault
                                      Barristers and Solicitors
                                  Suite 3300, 421 Seven Avenue S.W.
                                          Calgary, Alberta
                                               T2P 4K9

                                          J. Glenn Friesen
                                        Phone: (403) 260-3508

                                       File No.: 126169-108505


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                                                               Action 9001-03466

                      THE COURT OF QUEEN'S BENCH OF ALBERTA
                          JUDICIAL DISTRICT OF CALGARY
BETWEEN:
                    CANADA SOUTHERN PETROLEUM LTD., MAGELLAN
                PETROLEUM CORPORATION and PANTEPEC INTERNATIONAL,
                                      INC.
                                                                      Plaintiffs
                                     -and-

            AMOCO    CANADA    PETROLEUM    COMPANY   LTD.,    AMOCO
            PRODUCTION   COMPANY,   AMOCO   CANADA   RESOURCES  LTD.
            (formerly DOME PETROLEUM LIMITED),  ANDERSON OIL AND GAS
            INC. (formerly COLUMBIA GAS DEVELOPMENT OF CANADA LTD.),
            MOBIL OIL  CANADA LTD.,  IMPERIAL OIL  RESOURCES LIMITED
            (formerly  ESSO  RESOURCES  OF  CANADA  LIMITED)   MOBIL
            RESOURCES LTD. and MOBIL OIL CANADA PROPERTIES
                                                                      Defendants
                                     -and-

            ANDERSON  OIL  AND  GAS  INC.   (formerly  COLUMBIA  GAS
            DEVELOPMENT  OF  CANADA  LTD.),   MOBIL  RESOURCES  LTD.
            (formerly  CANADIAN  SUPERIOR  OIL  LTD.),  IMPERIAL OIL
            RESOURCES   LIMITED   (formerly  ESSO  RESOURCES  CANADA
            LIMITED),  MOBIL  OIL  CANADA  LTD., ALLIED-SIGNAL INC.,
            HOME OIL COMPANY LIMITED, KERN COUNTY LAND COMPANY and MOBIL OIL CANADA PROPERTIES
                                                                   Third Parties
                                     -and-

             IMPERIAL OIL LIMITED and ESSO RESOURCES CANADA LIMITED
                      (now IMPERIAL OIL RESOURCES LIMITED)

                                                                  Fourth Parties
AND BETWEEN:

                  COLUMBIA GAS DEVELOPMENT OF CANADA LTD. (now
                           ANDERSON OIL AND GAS INC.)

                                                       Plaintiff by Counterclaim
                                     -and-

            CANADA   SOUTHERN    PETROLEUM   LTD.,    AMOCO   CANADA
            RESOURCES   LTD.,   AMOCO   CANADA   PETROLEUM   COMPANY
            LTD.,  CANADIAN SUPERIOR OIL LTD.  (now  MOBIL RESOURCES
            LTD.),  MOBIL OIL CANADA LTD.,  IMPERIAL OIL LIMITED and
            ESSO   RESOURCES   CANADA   LIMITED  (now  IMPERIAL  OIL
            RESOURCES LIMITED)
                                                      Defendants by Counterclaim



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AMENDED  STATEMENT OF DEFENCE  OF ANDERSON OIL AND GAS INC.  (formerly  COLUMBIA
GAS DEVELOPMENT OF CANADA LTD.) TO AMENDED THIRD PARTY NOTICE FILED BY AMOCO CANADA PETROLEUM COMPANY LTD., AMOCO PRODUCTION COMPANY AND AMOCO CANADA RESOURCES LTD. (formerly DOME PETROLEUM LIMITED)


1. Except as hereinafter admitted, or as admitted in the Amended Statement of Defence filed by Anderson Oil and Gas Inc. (formerly Columbia Gas Development of Canada Ltd.) ("Columbia"), Columbia denies each and every allegation in the Amended Amended Statement of Claim and the Amended Third Party Notice. The said Amended Statement of Defence is incorporated herein by reference.

2. Columbia denies the liability of the defendants Amoco Canada Petroleum Company Ltd. ("Amoco Canada"), Amoco Production Company ("Amoco Production") and Amoco Canada Resources Ltd. (formerly Dome Petroleum Limited) ("Amoco Resources") to the Plaintiffs.

3. In the alternative to paragraph 2 herein, if any of the said defendants Amoco Canada, Amoco Production or Amoco Resources are liable to the Plaintiffs, which is not admitted but is expressly denied, the said defendants are not entitled to claim contribution and indemnity from Columbia for any portion of the said liability.

4. In answer to paragraphs 2 and 3 of the Amended Third Party Notice, Columbia specifically denies that there is any shared obligation as alleged.

5. In answer to paragraph 4 of the Amended Third Party Notice, Columbia specifically denies any obligation as alleged. Columbia admits entering into the Columbia Farmout, but denies that the Columbia Farmout has been properly characterized or described in the Amended Third Party Notice. Columbia will refer at trial to the Columbia Farmout for its precise terms and effect.

6. Columbia specifically denies any agreement to indemnify and hold harmless Amoco Canada or Amoco Resources as alleged in paragraph 4 of the Amended Third Party Notice. The indemnity given by Columbia was restricted in scope and duration in the following ways:


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         a) The indemnity was restricted to claims by third parties  arising out of Columbia's operations prior to earning. Earning has occurred, and the indemnity is therefore no longer in force and effect.

         b) In the alternative, if the indemnity extends to claims by other parties to the Columbia Farmout, which is not admitted but is expressly denied, it was limited to claims prior to earning, and is therefore no longer in force and effect.

         c) In the alternative to (a) and (b), if the indemnity is still in force and effect, which is not admitted but is expressly denied, it is limited to third party claims arising from Columbia's operations of the Block I lands following earning, and is not related in any way to the claims in this action.

         d) In the alternative to (c), if the indemnity is still in force and effect, and if it extends to claims by other parties to the Columbia Farmout, all of which is not admitted but is expressly denied, the indemnity is limited to claims arising from Columbia's operations of the Block I lands, and is not related in any way to the claims in this action.

         e) The indemnity relates only to claims arising from operations actually undertaken by Columbia, and not to any claims for operations not undertaken.

6A. In further answer to paragraph 4 of the Amended Third Party Notice, even if the Plaintiffs are granted an adjustment of the Carried Interest Account, such adjustment would not reduce the liability of Amoco Canada or Amoco Resources with respect to the Joint Account, nor would this provide any basis for indemnity. As among Columbia, Amoco Canada and Amoco Resources, the amount of the Joint Account is established by expenditures made by Columbia on behalf of the Joint Operators.

6B.      The right of Amoco Canada and Amoco Resources to challenge  Operational
Costs is as set out in Clause 4 of the relevant Accounting Procedure which states:


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         "...All  statements  rendered to  Non-Operator  by Operator  during any calendar year shall be conclusively presumed to be true and correct after eighteen months following the close of any such calendar year, unless with said eighteen months Non-Operator takes written exception thereto and makes claim on Operator for adjustment or commences an audit of Operator's accounts and records relating to the accounting hereunder. Failure on the part of Non-Operator to make claim on Operator for adjustment, or to commence an audit within such period shall establish the correctness thereof and preclude the filing of exceptions thereto or the making of claims for adjustment thereon..."

6C. Neither Amoco Canada nor Amoco Resources has commenced an audit or made any written exception to expenditures since June 30, 1988. These amounts are therefore conclusively presumed to be true and correct.

6D. In the alternative and in further answer to paragraph 4 of the Amended Third Party Notice, the Plaintiffs have not alleged gross negligence or willful or wanton misconduct. Columbia will seek further particulars of these allegations in the Amended Third Party Notice. Furthermore, since these allegations are based on a different cause of action than the Plaintiffs' claim, they cannot form the basis for a claim for indemnity. Further or in the alternative, the liability of Columbia as operator is limited to where there has been fraud, dishonesty or gross neglect, or where there has been failure to remedy a default after receipt of written notice of such default. No allegations of fraud, dishonesty or gross neglect have been pleaded by the Plaintiffs, and no notice of default has been given by the Plaintiffs, Amoco Canada or Amoco Resources for any operations for any operations conducted by Columbia.

6E. In further answer to paragraph 4 of the Amended Third Party Notice, the Production Facilities Agreement does not form an basis for the alleged claim of indemnity. Furthermore, neither Amoco Canada nor Amoco Resources has commenced any audit of expenditures, nor has any written execution or claim for adjustment been made. Statements rendered by Columbia are therefore conclusively presumed to be true and correct.

7. In answer to the entire Amended Third Party Notice, Columbia has never assumed any obligation, by way of indemnity or otherwise, relating to Clause III 3.1(D) of the 1959 Agreement. But although Columbia has never assumed any obligation to assure the earliest feasible development and marketing of oil or gas, Columbia has in fact made every effort to market and develop the gas from the Block I lands. Columbia has continually researched marketing opportunities, Columbia has from time to time proposed marketing opportunities to the other working interest owners, and there has been production and marketing of gas from the Kotaneelee lands.

8. If Amoco Canada, Amoco Production or Amoco Resources have any liability to the Plaintiffs, which is not admitted, but is specifically denied, this liability was caused by or contributed to by the actions of Amoco Canada, Amoco Production or Amoco Resources or any one or more of them, and not by any actions of Columbia.

                                   Particulars

         a) Amoco Canada, Amoco Production or Amoco Resources, or any one or more of them, developed and marketed gas from other lands in the area in which they had an interest and not from the Kotaneelee area;

         b) Amoco Canada, Amoco Production or Amoco Resources, or any one or more of them rejected gas marketing proposals made by Columbia;

         c) Amoco Canada, Amoco Production or Amoco Resources, or any one or more of them initiated the decision to require the gas plant to be taken out of service; this decision was voted on affirmatively by all parties except Columbia;

         d) Amoco Canada, Amoco Production or Amoco Resources, or any one or more of them (hereinafter referred to as "the Amoco Companies"), resisted Columbia's efforts to put the gas plant back in service and to produce and market the gas. In particular,

                  i)  The  Amoco  Companies   initially   refused  to  authorize
                  expenditures to put the gas plant back in service until such time as the Production Facilities Agreement was entered into;


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                  ii) The Amoco Companies refused to include any provision as to sharing of markets in the Production Facilities Agreement; the Amoco Companies indicated that they wanted to market their own share of production of gas;

                  iii) Once the Production Facilities Agreement was signed, Amoco Canada moved to take over operatorship under that Agreement on the limited grounds of supposed greater cost efficiency. Amoco Canada, Esso and Mobil voted in favour of Amoco Canada becoming Operator under that Agreement, Columbia undertook to assign Operatorship to Amoco Canada at such times as Amoco Canada (1) agreed to execute Authorizations for Expenditure committing to the project, (2) Brought its outstanding account into good standing, (3) Assumed existing third party obligations already in place and (4) Assumed Operatorship of the entire project so that there would be only one Operator. Amoco Canada did not agree to these requirements and specifically advised Columbia that it did not want to operate the wells. Amoco Canada has subsequently executed
                  Authorizations for Expenditure and has paid its share of expenditures.

                  iv) In 1989, Columbia and Esso entered into one year contracts for marketing Kotaneelee gas to Canwest Gas Supply Inc. The Amoco Companies refused to sign similar contracts and did not sign any other contract so that in net result, Columbia and Esso carried the Amoco Companies, crediting to them a share of the revenue received under those contracts, and depriving Columbia of its full share of revenue, and reducing the amount of revenue that would have been Operational Receipts credited to the Carried Interest Account had the Amoco Companies signed a contract.

         e) Amoco Resources has at all times remained the operator of all lands, save and except to the extent of obligations assumed by Columbia in the Block I lands pursuant to the Columbia Farmout.


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8D. In further answer to the whole of the Amended Third Party Notice,  the Amoco
Companies have authorized all expenditures made for the Joint Account and have paid their share of expenditures. The Amoco Companies were advised on an ongoing basis of all operations and activities, and had the opportunity to participate in decisions involving operations and activities. The Amoco Companies also had full opportunity to audit the Joint Account but chose not to do so. The Amoco Companies have also acknowledged in writing that they are satisfied with the operations conducted by Columbia. Columbia has relied on this conduct of Amoco. Amoco is therefore estopped from now asserting that Columbia's operations were not carried out properly.

9. In further answer to the entire Amended Third Party Notice, any claim for indemnity against Columbia is barred by the Limitation of Actions Act, R.S.A. 1980, c.L-15, or the Limitation of Actions Act, R.S.Y. 1986, c. 104, or alternatively by laches.

         WHEREFORE Columbia prays that the claims against it in the Amended Third Party Notice be dismissed with costs in favour of Columbia on a solicitor and client basis, or such other basis as to this Honourable Court may seem just.

         DATED at the City of Calgary, in the Province of Alberta, this 25th day of January, 1994 AND DELIVERED by McCarthy Tetrault, Barristers and Solicitors, Solicitors for the Third Party Columbia, whose address for service is in care of the said Solicitors at Suite 3300,421 Seven Ave. S.W., Calgary, Alberta T2P 4K9.